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                                   EXHIBIT 5


                            SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                            DENVER, COLORADO  80202
                                 (303) 297-2900



                                October 13, 1998

Tele-Communications, Inc.
5619 DTC Parkway
Terrace Tower II
Englewood, Colorado  80111

          Re:  Validity of Common Stock

Ladies and Gentlemen:

          We have acted as special counsel to Tele-Communications, Inc., a Delaware corporation ("TCI"), in connection with Amendment No. 1 to Registration Statement on Form S-4, File No. 333-64297 (the "Registration Statement"), filed by TCI with the Securities and Exchange Commission on October 13, 1998, relating to the merger of Liberty Group Acquisition Co., a Delaware corporation ("Merger Sub"), with and into Tele-Communications International, Inc., a Delaware corporation ("TINTA"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 24, 1998, by and among TCI, TINTA and Merger Sub, pursuant to which TCI will issue shares of its Series A Liberty Media Group Common Stock, $1.00 par value per share ("Liberty Stock").

          We have examined the Certificate of Incorporation and Bylaws of TCI, each as amended, and minutes of the proceedings of TCI's Board of Directors authorizing the issuance of the shares of Liberty Stock to be issued pursuant to the Merger Agreement. We have also examined such other documents and records, and we have made such inquiries of officers and representatives of TCI, as we have deemed necessary to render the opinion set forth herein.

          Based upon the foregoing, we advise you that, in our opinion, the shares of Liberty Stock being offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules of the Securities and Exchange Commission thereunder.


                              Yours truly,


                              /s/ Sherman & Howard L.L.C.